                         NOTICE OF GUARANTEED DELIVERY

                                      FOR

                        TENDER OF SHARES OF COMMON STOCK

            (INCLUDING THE ASSOCIATED COMMON STOCK PURCHASE RIGHTS)

                                       OF

                                  BIG B, INC.

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 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 9:00, A.M., NEW YORK CITY TIME,
          ON FRIDAY, NOVEMBER 15, 1996, UNLESS THE OFFER IS EXTENDED.
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     As set forth in the section entitled "The Tender Offer--Procedures for
Tendering Shares" of the Offer to Purchase (as defined below), as amended and supplemented by the Supplement (as defined below), and in Instruction 2 of the related Letter of Transmittal, this Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer if (i) certificates evidencing shares of Common Stock, par value $0.001 per share (the "Common Stock"), of Big B, Inc., an Alabama corporation (the "Company"), together with the associated Common Stock purchase rights (the "Rights") issued pursuant to the Rights Agreement dated as of September 23, 1996, as amended, between the Company and First National Bank of Boston, as Rights Agent (the Common Stock, together with the associated Rights being collectively herein referred to, unless the context otherwise requires, as the "Shares") (or certificates evidencing the Company's 6.5% Convertible Subordinated Debentures Due 2003 ("Convertible Debentures") that are convertible into Shares to be tendered), are not immediately available, (ii) time will not permit all required documents to reach ChaseMellon Shareholder Services, L.L.C. (the "Depositary"), prior to the Expiration Date (as defined in the Supplement) or (iii) the procedures for book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or transmitted by fax or mail to the Depositary and must include a guarantee by an Eligible Institution (as defined below). See the section entitled "The Tender Offer--Procedures for Tendering Shares" of the Offer to Purchase, as amended and supplemented by the Supplement.

                        The Depositary for the Offer is:

                    CHASEMELLON SHAREHOLDER SERVICES, L.L.C.

                     By Mail                              By Hand or Overnight Delivery:
    ChaseMellon Shareholder Services, L.L.C.         ChaseMellon Shareholder Services, L.L.C.
            Reorganization Department                        Reorganization Department
                  P.O. Box 798                                     120 Broadway
                 Midtown Station                                    13th Floor
               New York, NY 10018                               New York, NY 10271

                              By Fax Transmission:
                                 (201) 329-8936
                    For Fax Confirmation Only by Telephone:
                                 (201) 296-4209

                            ------------------------

       DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER
          THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA
                FAX TRANSMISSION OTHER THAN AS SET FORTH ABOVE,
                     DOES NOT CONSTITUTE A VALID DELIVERY.

     This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

LADIES AND GENTLEMEN:

     The undersigned hereby tenders to RDS Acquisition Inc., a Delaware corporation (the "Purchaser"), upon the terms and subject to the conditions set forth in the Offer to Purchase dated September 10, 1996 (the "Offer to Purchase"), as amended and supplemented, including by the Supplement to the Offer to Purchase dated October 29, 1996 (the "Supplement"), and the related Letter of Transmittal (which, together with any supplements or amendments thereto, collectively constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedures set forth in the section entitled "The Tender Offer--Procedures for Tendering Shares" of the Offer to Purchase, as amended and supplemented by the Supplement.

Number of Shares:_______________________________      Dated: ___________________________________, 1996
Certificate Nos. (if available):                      Name(s) of Record Holder(s):
________________________________________________      ________________________________________________
                                                      ________________________________________________
(Check ONE box if Shares will be tendered by          (Please Print)
book-entry transfer)
[ ] The Depository Trust Company                      Address(es):____________________________________
[ ] Philadelphia Depository Trust Company             ________________________________________________
                                                      Zip Code
Account Number:_________________________________
                                                      Area Code and Tel. No.:_________________________
                                                      Signature(s):___________________________________
                                                      ________________________________________________

                                   GUARANTEE

                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

     The undersigned, a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program (each, an "Eligible Institution"), hereby guarantees delivery to the Depositary, at one of its addresses set forth above, of certificates evidencing the Shares tendered hereby in proper form for transfer (or certificates evidencing Convertible Debentures that are convertible into the Shares tendered hereby in proper form for conversion), or confirmation of book-entry transfer of such Shares into the Depositary's accounts at The Depository Trust Company or Philadelphia Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or copy thereof) with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase), and any other required documents within three trading days after the date hereof. A "trading day" is any day on which the Nasdaq National Market is open for business.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal (or, in the case of a book-entry transfer, an Agent's Message) and certificates for Shares (or Convertible Debentures) to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:___________________________________      ___________________________________________
                    Address                                         Authorized Signature
________________________________________________      Name_______________________________________
                    Zip Code                                        Please Type or Print
Area Code and                                         Title:_____________________________________
Telephone Number:_______________________________      Dated:_____________________________________

NOTE: DO NOT SEND CERTIFICATES FOR SHARES (OR CONVERTIBLE DEBENTURES) WITH THIS
      NOTICE. CERTIFICATES FOR SHARES (OR CONVERTIBLE DEBENTURES) SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.